Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

April 8, 2010

Metals USA Holdings Corp.

2400 East Commercial Blvd.

Suite 905

Fort Lauderdale, FL 33308

Ladies and Gentlemen:

We have acted as special counsel to Metals USA Holdings Corp. (the “Company”) in connection with (i) the Registration Statement on Form S-1, File No. 333-150999 (the “Initial Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 19, 2008, as amended, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 12,105,262 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and (ii) the Registration Statement on Form S-1 filed by the Company with the SEC on the date hereof pursuant to Rule 462(b) of the Securities Act (the “462(b) Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to which this opinion pertains, relating to the registration under the Securities Act of up to an additional 1,035,000 shares of Company Common Stock (the “Shares”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving this opinion, we have examined the Initial Registration Statement, the 462(b) Registration Statement and the Underwriting Agreement to be executed by the Company and the underwriters named therein (the “Underwriting Agreement”) relating to the equity public offering of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, we have also assumed that the Shares were duly authenticated by Computershare, the transfer agent and registrar for the Shares. In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions incorporated by reference in the 462(b) Registration Statement and the Underwriting Agreement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus incorporated by reference in the 462(b) Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz